Exhibit 10.16
AMENDMENT TO EMPLOYMENT AGREEMENT
     This Amendment to Employment Agreement (hereafter “Amendment”) is made by and between Cardiovascular Systems, Inc. (hereafter “CSI”), and Michael J. Kallok, Ph.D. (hereafter “Kallok”).
     WHEREAS, CSI and Kallok are parties to an existing Amended and Restated Employment Agreement dated May 31, 2003 (hereafter “Employment Agreement”); and
     WHEREAS, CSI and Kallok desire to amend Section 2.1 of the Employment Agreement.
     NOW, THEREFORE, the parties agree that effective as of February 15, 2007, the following amendments shall be made a part of the Employment Agreement:
     1. Section 2.1 of the Employment Agreement is amended by deleting the current Section 2.1 in its entirety and replacing it with the following:
     2.1 Employment. Effective as of February 15, 2007, CSI employs Kallok and Kallok accepts employment as Chief Scientific Officer of CSI. Effective as of the same date, Kallok shall no longer hold the position of Chief Executive Officer of CSI.
     This Amendment shall be attached to and be a part of the Employment Agreement between CSI and Kallok.
     Except as set forth herein, the Employment Agreement shall remain in full force without modification.

CARDIOVASCULAR SYSTEMS, INC.
Date: December 19, 2007	By	/s/ James E. Flaherty
James E. Flaherty
Chief Financial Officer

MICHAEL J. KALLOK, PH.D.
Date: December 19, 2007	By	/s/ Michael J. Kallok
Michael J. Kallok, Ph.D.